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                                                                 EXHIBIT NO. 4.3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 11, 2003 (the "Agreement"), is made by and between PNM RESOURCES, INC., a New Mexico corporation, having an office at Alvarado Square, Albuquerque, New Mexico 87158 (the "Company"), and U.S. TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as duly appointed and acting investment manager (the "Manager") of a segregated account held in the PNM RESOURCES, INC. EMPLOYEES' RETIREMENT PLAN TRUST (the "Trust") created under the PNM RESOURCES, INC. EMPLOYEES' RETIREMENT PLAN (the "Plan").

                                    RECITALS

         WHEREAS, the Company has agreed to contribute an aggregate of 1,121,495 shares of its common stock, no par value (the "Registrable Shares"), to the Trust (the "Contribution"); and

         WHEREAS, the Registrable Shares immediately following such Contribution will be held in a single segregated account in the Trust (the "Segregated Account"); and

         WHEREAS, pursuant to the Investment Management Agreement, dated as of June 11, 2003, among the Manager, the Corporate Investment Committee of the Company and the Company (the "Investment Management Agreement"), the Manager has been appointed as a "fiduciary" of the Trust, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with the authority to act on behalf of the Trust with respect to all assets held in the Segregated Account; and

         WHEREAS, the Company has agreed to grant certain registration rights with respect to the Registrable Shares held in the Segregated Account, on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, pursuant to the Investment Management Agreement, the Manager has full power and authority to execute and deliver this Agreement for the benefit of the Trust and to take any actions required or permitted to be taken in connection with this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties hereto hereby agree as follows:

         1.       Registration; Compliance With The Securities Act.

                  1.1 Registration Procedures and Expenses. The Company hereby agrees that it shall:

                           (a)      use its reasonable commercial efforts to
prepare and file with the Securities and Exchange Commission (the "SEC"), as soon as reasonably practicable after the date of the Contribution, a registration statement on Form S-3 covering the Registrable Shares (the "Registration Statement"), to enable the Manager to sell the Registrable Shares from time to time in the manner contemplated by the plan of distribution set forth in the Registration Statement, and use its reasonable

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commercial efforts to cause such Registration Statement to be declared effective as reasonably promptly as possible after filing and to remain continuously effective until the earlier of (i) the date on which all Registrable Shares are sold, and (ii) the second anniversary of the date of the Contribution (the "Registration Period");

                           (b)      prepare and file with the SEC such
amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), or if no such filing is required, as included in the Registration Statement (the "Prospectus"), as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

                           (c)      furnish the Manager with such reasonable
number of copies of the Prospectus in conformity with the requirements of the Securities Act, and such other documents as the Manager may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Manager;

                           (d)      use its reasonable commercial efforts to
file documents required of the Company for normal blue sky clearance in such states as the Manager shall reasonably designate in writing; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (e)      use its reasonable commercial efforts to
cause the Registrable Shares to be listed on the New York Stock Exchange (the "NYSE") in connection with the filing of the Registration Statement under
Section 1.1(a); and

                           (f)      bear all expenses in connection with the
actions contemplated by paragraphs (a) through (e) of this Section 1.1 and the registration of the Registrable Shares pursuant to the Registration Statement, including fees and expenses of legal counsel to the Manager incurred in connection with the registration and sale of the Registrable Shares in an aggregate amount not to exceed $12,000, but excluding underwriting discounts, brokerage fees and commissions incurred by the Manager, the Trust or the Plan, if any.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1.1 that the Manager shall provide such reasonable assistance to the Company and furnish, or cause to be furnished, to the Company in writing such information regarding the Manager, the Registrable Shares to be sold, and the intended method or methods of disposition of the Registrable Shares, as shall be required to effect the registration of the Registrable Shares and as may be required from time to time under the Securities Act and the rules and regulations thereunder.

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                  1.2      Transfer of Registrable Shares After Registration;
Suspension.

                           (a)      The Manager agrees that it will not offer to
sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (i) the Registration Statement referred to in Section 1.1, or (ii) Rule 144 under the Securities Act or any successor rule thereto (as such rule may be amended from time to time, "Rule 144"), and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is first filed with the SEC regarding the Manager or the intended plan of distribution of the Registrable Shares to the extent required by applicable securities laws.

                           (b)      In addition to any suspension rights under
paragraph (c) below, the Company may, upon the happening of any event that, in the judgment of the Company's legal counsel, renders advisable the suspension of the disposition of Registrable Shares covered by the Registration Statement or use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend the disposition of Registrable Shares covered by the Registration Statement or use of the Prospectus for a period of not more than one hundred twenty (120) days on written notice to the Manager (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), in which case the Manager, upon receipt of such written notice, shall discontinue (or cause the Trust to discontinue) disposition of Registrable Shares covered by the Registration Statement or use of the Prospectus until copies of a supplemented or amended Prospectus are distributed to the Manager or until the Manager is advised in writing by the Company that the disposition of Registrable Shares covered by the Registration Statement or use of the applicable Prospectus may be resumed; provided, that such right to suspend the disposition of Registrable Shares covered by the Registration Statement or use of the Prospectus shall not be exercised by the Company for more than one hundred fifty (150) days in any twelve-month period. The suspension and notice thereof described in this Section 1.2(b) shall be held in confidence and not disclosed by the Manager, except as required by law.

                           (c)      Subject to paragraph (d) below, in the event
of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Manager (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), and, upon receipt of such Suspension Notice, the Manager will refrain (or cause the Trust to refrain) from selling any Registrable Shares pursuant to the Registration Statement (a "Suspension") until the Manager's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are

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incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable commercial efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Manager. The Suspension and Suspension Notice described in this Section 1.2(c) shall be held in confidence and not disclosed by the Manager, except as required by law.

                           (d)      The Manager may sell Registrable Shares
under the Registration Statement provided that neither a Suspension nor a suspended disposition under Section 1.2(b) hereof is then in effect, the Manager sells in accordance with the plan of distribution in the Prospectus, and the Manager arranges for delivery of a current Prospectus to any transferee receiving such Registrable Shares in compliance with the prospectus delivery requirements of the Securities Act.

                  1.3 Indemnification. For the purpose of this Section 1.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

                           (a)      Indemnification by the Company. The Company
agrees to indemnify and hold harmless the Manager (including, for purposes of this Section 1.3, the officers, directors, employees and agents of the Manager), and each person, if any, who controls the Manager within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or expenses, joint or several, to which the Manager or such controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed), only to the extent such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the time the Registration Statement was declared effective by the SEC, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Manager and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Manager or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Manager, (ii) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Manager before the pertinent sale or sales by the Manager, or (iii) any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus, or any amendment or supplement thereto, when used or distributed by the Manager during a period in which the disposition of Registrable Shares is properly suspended under Section 1.2(b) or a Suspension is properly in effect under Section 1.2(c).

                           (b)      Indemnification by the Manager. To the
extent permitted by applicable law, the Manager will indemnify and hold harmless the Company, the Corporate Investment Committee of the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either

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Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Manager, which consent shall not be unreasonably withheld or delayed) only to the extent such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Manager to comply with the covenants and agreements contained in this Agreement respecting the sale of the Registrable Shares, or
(ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the time the Registration Statement was declared effective by the SEC, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager, and the Manager will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expenses as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Manager shall not be liable for any such untrue statement or alleged untrue statement or omission or alleged omission with respect to which the Manager has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred. In no event shall the liability of the Manager under this Section 1.3 be greater than the aggregate fees received by the Manager pursuant to the Investment Management Agreement.

                           (c)      Indemnification Procedure.

                                    (i)      Promptly after receipt by an
indemnified party under this Section 1.3 of written notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing of the claim; provided, however, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under the indemnity agreement contained in this Section 1.3 or otherwise, to the extent it is not prejudiced as a result of such failure.

                                    (ii)     In case any such action is brought
against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of

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counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                                             (1)      the indemnified party
shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by such indemnifying party representing all of the indemnified parties who are parties to such action); or

                                             (2)      the indemnifying party
shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action.

In each of such case, the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                           (d)      Contribution. If the indemnification
provided for in this Section 1.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 1.3(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.3(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.3(d), in no event shall the Manager be required to contribute any amount in excess of the aggregate fees received by the Manager pursuant to the Investment Management Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (e)      Surviving Obligations. The obligations of
the Company and the Manager under this Section 1.3 shall survive the completion of the disposition of the Registrable Shares under this Section 1, and otherwise.

                  1.4 Rule 144 Information. For such period as the Trust or the Plan holds any Registrable Shares received pursuant to the Contribution, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act, the Exchange Act and the rules

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and regulations thereunder and shall use its reasonable best efforts to take such further action to the extent required to enable the Manager to sell the Registrable Shares pursuant to Rule 144.

                  1.5 Rights of the Trust. All of the rights and benefits conferred on the Manager pursuant to this Agreement (other than the right to indemnification provided in Section 1.3) are intended to inure to the benefit of the Trust.

         2.       Miscellaneous.

                  2.1 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

                  2.2 Force Majeure. Neither party will have any liability for damages or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communications or other carriers, or any other cause beyond a party's reasonable control (other than that which arises from the gross negligence or willful misconduct of such party), whether or not similar to the foregoing, that prevent such party from materially performing its obligations hereunder.

                  2.3 Entire Agreement; Modification; Waivers. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to the matters discussed herein. This Agreement may not be altered, modified or amended except by a written instrument signed by all parties. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

                  2.4 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

                  2.5 Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Company or the Manager at the addresses set forth below (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

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If to the Company:

                  PNM Resources, Inc.
                  Alvarado Square
                  Albuquerque, New Mexico 87158
                  Fax: (505) 241-2369
                  Attn: Terry R. Horn

                  With a copy to:

                  Charles L. Moore, Esq.
                  Keleher & McLeod, PA
                  P.O. Drawer AA
                  Albuquerque, New Mexico 87103
                  Fax: (505) 346-1345

If to the Manager:

                  U.S. Trust Company, National Association
                  600 Fourteenth Street, N.W.
                  Suite 400
                  Washington, DC 20005-3314
                  Fax: (202) 783-7054
                  Attn: Norman P. Goldberg

With a copy to:

                  James F. Carey, Esq.
                  Jones Day
                  2727 North Harwood Street
                  Dallas, Texas 75201
                  Fax: (214) 969-5100

                  2.6 Title and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  2.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective executors, administrators, legal representatives, heirs, successors and assigns, whether expressed or not.

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IN WITNESS WHEREOF, each of the Company and the Manager has caused this
Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                    PNM RESOURCES, INC.

                                    By:    /s/ Terry R. Horn
                                       ----------------------------------------
                                    Name:  Terry R. Horn
                                    Title: Vice President and Treasurer

                                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION, as
                                    Investment Manager of a Segregated Account in the PNM Resources, Inc. Employees' Retirement Plan Trust

                                    By:    /s/ Norman P. Goldberg
                                       -----------------------------------------
                                    Name:  Norman P. Goldberg
                                    Title: Managing Director